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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Current Report on Form 8-K of Medaphis Corporation dated May 6, 1996 of our report dated January 31, 1996 relating to the consolidated financial statements of BSG Corporation which appears on page F-2 of Exhibit 99.4 of the Form 8-K of Medaphis Corporation dated March 13, 1996.



/s/PRICE WATERHOUSE LLP

Austin, Texas
May 21, 1996